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                                                               EXHIBIT 99.(a)(1)

                            SMITH BARNEY UNIT TRUSTS
                              EQUITY FOCUS TRUSTS
                             S.T.A.R.T. 1996 SERIES



                           REFERENCE TRUST INDENTURE

                          Dated as of January 5, 1996



  This Trust Indenture between Smith Barney Inc., as Sponsor, and The Chase Manhattan Bank, N.A., as Trustee (the "Indenture") sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "The Uncommon Values Unit Trust, Standard Terms and Conditions of Trust for Series formed on or subsequent to July 2, 1985" as amended as of June 27, 1994 (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:


  In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST


  Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument, except that all references to "Shearson Lehman Hutton, Inc." shall be deleted and replaced by "Smith Barney Inc." and all references to Boston Safe Deposit and Trust Company or United State Trust Company of New York shall be deleted and replaced by The Chase Manhattan Bank, N.A.; and further, that The Chase Manhattan Bank, N.A., shall, by executing this Trust Indenture, be
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deemed to be the Trustee and a party to said Standard Terms and Conditions of
Trust for all purposes of this Trust.

                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST


             The following special terms and conditions are hereby agreed to:

  (a) The Securities (including Contract Securities) listed under Portfolio in the Prospectus shall be shares of common stock and any similar securities, which securities have been deposited with (or assigned to) the Trustee under this Indenture. Subject to the provisions contained in the Standard Terms and Conditions of Trust, any new Securities deposited in the Trust Fund pursuant to
Section 3.06 will be those which, assuming consummation of the particular transaction, will maintain the same proportionate relationship among the number of shares and any other interests of each of the various Securities in the Trust Fund as exists among the Securities in the Trust Fund immediately preceding any such deposit or distribution, subject, however, to any change in such proportionate relationship in accordance with Sections 3.05, 3.08, 3.11, 3.12 or 5.02.

  (b) In all places in the Standard Terms and Conditions of Trust where the words "Monthly Income Distribution" appear, these words shall be deleted and replaced by "Income Distribution".

  (c) The definition of "Distribution Agency Agreement" and all references thereto shall be deleted. The Chase Manhattan Bank, N.A., is hereby appointed as Distribution Agent for all purposes of the Standard Terms and Conditions and this Trust Indenture.

  (d) The definition of "Distribution Day" shall be deleted and replaced by the following:

       "The days designated as such in the Prospectus under the heading 'Investment Summary'."

  (e) The definition of "Prospectus" in Article I shall be changed to read in its entirety: "The Prospectus relating to the Trust Fund in the form first used to confirm sales of Units provided, however, that if such form of prospectus differs from the form of prospectus reviewed by the Trustee or its counsel at the closing, all such matters and terms as are incorporated by reference in the Reference Trust Agreement (including, without limiting the foregoing, the schedule entitled "Portfolio of Securities") shall be the matters and terms indicated in the form of prospectus reviewed by the Trustee or its counsel in the absence of written agreement by the Trustee to any change therein.

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  (f) In the definition of Evaluation Time, the words "Part II of the Reference
Trust Indenture" shall be changed to read: "the Prospectus."

  (g) Section 2.02 is hereby amended by adding the following sentence as the second sentence of Section 2.02: "Effective as of the Evaluation Time on January 8, 1996, in the event that the aggregate value of Securities in the Trust has increased since the evaluation on January 5, 1996, the Trustee shall issue such number of additional Units to the Holder of outstanding Units as of the close of business on January 5, 1996, that the price per Unit computed as of the Evaluation Time on January 8, 1996, plus the maximum applicable sales charge shall equal $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, including the additional Units issued pursuant to this sentence); in the event that the aggregate value of Securities in the Fund has decreased since the evaluation on January 5, 1996, there will be a reverse split of the outstanding Units, and said Holder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on January 8, 1996 plus the maximum applicable sales charge shall equal $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence)."

  (h)  Paragraph (b) of Section 3.01 shall be deleted.

  (i) The third and fourth paragraphs of Section 3.04 shall be deleted and replaced by the following four paragraphs:

       "The Income Distribution shall be calculated as follows: The Trustee shall as of each Record Day compute the amount distributable to Holders on the next Distribution Day (the "Income Distribution"), which amount shall be equal to the cash balance of the Income Account plus any amount receivable on obligations purchased pursuant to Section 3.06(j) on or before the following Distribution Day less accrued and unpaid expenses of the Trust Fund and any amounts payable from the Income Account in respect of Units tendered for redemption prior to such Record Day divided by the number of Units outstanding on such Record Day; provided, however, that the Trustee may increase or decrease the amount of the resulting calculation in order to reflect the differences in Income actually received or fees, expenses, losses, liabilities or advances actually incurred or made in any prior period from the amounts estimated therefor.

       "Subject to the provisions of the succeeding two paragraphs, distributions from the Income and Capital Accounts shall be made as follows: On or shortly after each Distribution Day the Trustee shall distribute for the account of each Holder of record at the close of business on the preceding Record Day, an amount substantially equal to the Income Distribution in respect of such Distribution Day, plus the Holder's pro rata share of the cash

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balance of the Capital Account (but not including cash required to purchase
Contract Securities or held for reinvestment in Substitute Securities pursuant to Section 3.11) computed as of the close of business on the preceding Record Day; provided, however, that the Trustee in its discretion may on any
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Distribution Day determine that the amount of the Income Distribution per Unit be adjusted because of any unusual or extraordinary increase or decrease in the expenses incurred or expected to be incurred by the Trust Fund. In making the computation of such Holder's interest in the balance of the Income and Capital Accounts, fractions of less than one cent per unit may be omitted.

       "Under the Reinvestment Plan the cash distributions to Holders shall be automatically reinvested by the Sponsor in additional Units of the Trust. Units of the Trust purchased under the Reinvestment Plan shall be purchased at the Sponsor's Repurchase Price (the net asset value per Unit without a sales charge) in effect at the close of business on the Distribution Day. The Units purchased may be either previously issued Units repurchased by the Sponsor or newly created Units created upon the deposit of additional Securities in the Trust. The cost of the Reinvestment Plan will be borne by the Sponsor, at no additional cost to the Trust or individual Holders. Holders will receive an account statement reflecting any purchase of Units under the Reinvestment Plan. The Sponsor reserves the right to amend, modify or terminate the Reinvestment Plan at any time without prior notice.

       "A Holder may elect not to participate in the Reinvestment Plan by notifying his financial consultant at Smith Barney Inc. or by notifying the Trustee in writing by ten days prior to the Distribution Day, which election may be modified or terminated by similar notice. The Sponsor shall promptly inform the Trustee of any election or modification or termination thereof received by it from a Holder and the Trustee shall be authorized conclusively to rely on any notice so received from the Sponsor. In the event the Holder elects not to participate in the Reinvestment Plan, or in the event that the Sponsor does not adopt or terminates a Reinvestment Plan, the Trustee shall distribute the amount described above by check mailed to each Holder of record at the close of business on the preceding Record Day, at the post office address of the Holder appearing on the record books of the Trustee or by any other means mutually agreed upon by the Holder and the Trustee."

  (j) Section 3.05 is amended to add the following paragraph at the conclusion thereof:

       "Any property received by the Trustee other than additional shares of the issues of (i) Securities deposited with or as signed to the Trustee under the Indenture, (ii) Replacement

  Securities or (iii) Substitute Securities shall be sold and the proceeds credited to the Capital Account."

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       (k)  Section 3.06 is amended to read as follows:

       "SECTION 3.06.  Deposit of Additional Securities. (a) The Sponsor from
                       --------------------------------
  time to time during the 90-day period following the Initial Date of Deposit, may deposit with the Trustee additional Securities (or may assign contracts for the purchase of additional Securities and deposit a letter of credit, in an amount sufficient to cover the purchase price of the additional Securities to be deposited) ('Additional Securities') or cash (or a letter of credit in lieu of cash) with instructions to purchase additional Securities, together with cash equal to a pro rata portion of the Trust Fund Cash Evaluation (as defined in Section 5.01(b)) bearing the same ratio to the Units created by the Deposit as the Trust Fund Cash Evaluation bears to the Units outstanding immediately prior to the deposit. The Trustee shall execute and deliver to or on the order of the Sponsor in exchange therefor the number of Units specified in a Deposit Certificate delivered in connection therewith. Additional Securities shall, if deposited on or prior to the 90th day following the Date of Deposit, maintain, to the extent practicable the original proportionate relationship among the number of shares and any other interests of each Security in the Trust Fund established on the Initial Date of Deposit (the 'Original Proportionate Relationship'), adjusted, if appropriate, to reflect
  (1) the deposit of Substitute Securities pursuant to Section 3.11, (2) sale of securities pursuant to Section 3.08, 3.12 or 5.02 and (3) the occurrence of any stock dividends, stock splits, redemptions, acquisition of shares through dividend reinvestment plans or similar events. Additional Securities deposited or purchased with cash or a letter of credit deposited may be purchased in round lots, and if the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, Additional Securities may be deposited (or acquired with cash or a letter of credit deposited) in the order of the Security in the Trust Fund most under-represented immediately before the deposit with respect to the Original Proportionate Relationship. All instructions to purchase Additional Securities pursuant to this Section shall be in writing and shall direct the Trustee to perform contracts to purchase Additional Securities which the Sponsor shall have entered into and assigned to the Trustee.

       "(b) If Securities of an issue of Securities originally deposited (an 'Original Issue') are unavailable or cannot be purchased at reasonable prices or their purchase is prohibited or restricted by law, regulation or policies applicable to the Trust Fund or the Sponsor at the time of a subsequent deposit under Subsection 3.06(a), in lieu of the portion of the deposit that would otherwise be represented by those Securities, the Sponsor may (1) deposit (or instruct the Trustee to purchase) (i) Securities of another Original Issue or (ii) 'Replacement

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  Securities' complying with the conditions of paragraphs (c) and (d) of this
  Section, or (2) deposit cash or a letter of credit with instructions to acquire the Securities of the Original Issue when practicable. Any cash or letter of credit deposited under this Subsection 3.06(b) to acquire Securities of an Original Issue or Replacement Securities which at the end of the 90 day period following the Date of Deposit has not been used to purchase Securities shall be used to purchase Securities in accordance with this Subsection 3.06(b), provided that if an instruction to purchase an Additional Security or a Replacement Security has not been given and such cash or letter of credit remain in the Trust Fund after 110 days from the Date of Deposit, the amount thereof shall be distributed, together with the attributable sales charge, at the time and in the manner specified in Section 3.11 regarding failed contracts.

       "(c) Replacement Securities shall meet all the conditions applicable to Substitute Securities in Section 3.11.

       "(d)  A Replacement Security must:

            "(i) be publicly-traded common stock;

            "(ii) be issued by an issuer subject to or exempt from the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934 (or similar provision of law); and

            "(iii) have characteristics sufficiently similar to the characteristics of the other Securities in the Trust Fund as to be acceptable for acquisition by the Trust Fund.

       "(e) The Sponsor, from time to time after the 90 day period following the Date of Deposit, may deposit with the Trustee Additional Securities or cash (or a letter of credit in lieu of cash) with instructions to purchase Additional Securities, together with cash equal to a pro rata portion of the Trust Fund Cash Evaluation (as defined in Section 5.01(b)) bearing the same ratio to the Units created by the deposit as the Trust Fund Cash Evaluation bears to the Units outstanding immediately prior to the deposit and the Trustee shall execute and deliver to or on the order of the Sponsor in exchange therefor the number of Units specified in a Deposit Certificate delivered in connection therewith. Such Additional Securities shall meet each of the conditions set forth in Subsections 3.06(c) and 3.06(d) above but must maintain exactly the proportionate relationship existing among the number of shares and any other interests of each Security in the Trust Fund on the 90th day following the Initial Date of Deposit, adjusted, if appropriate, to reflect (1) the deposit of Substitute Securities pursuant to Section 3.11, (2) sale of securities pursuant to Section 3.08, 3.12 or 5.02 and (3) the occurrence of any stock

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  dividends, stock splits, redemptions, acquisition of shares through dividend reinvestment plans or similar events.

       "(f) Execution of a Deposit Certificate shall be deemed a certification by the Sponsor that the purchase of the Securities specified in such Deposit Certificate complies with the conditions specified in this section, as applicable. The Deposit Certificate shall be deemed to restate the representations, agreements and certifications of the Sponsor made in Sections 6-8, inclusive, of the Memorandum of Closing for the Trust Fund to which the deposit relates as though the representations, agreements and certifications were made with respect to the Deposit Certificate and the deposit of Securities with the Trustee. The Deposit Certificate shall also be deemed to constitute, for value received, the sale, assignment and transfer to the Trustee of all right, title and interest in and to the Additional Securities identified in the Deposit Certificate and to irrevocably constitute and appoint the Trustee the Sponsor's attorney in all matters respecting such Securities with full power of substitution in the premises. The Deposit Certificate shall include an acknowledgment by the Trustee that it has delivered to the Sponsor the number of Units specified in the Deposit Certificate. Any Additional Securities received by the Trustee shall be deposited in the Trust Fund and shall be subject to the terms and conditions of this Indenture to the same extent as the securities originally deposited hereunder. Any contract to purchase Additional Securities pursuant to this
  Section 3.06 that is declared by the Sponsor to have failed due to reasons beyond the control of the Sponsor or the Trustee, shall be immediately replaced by the Sponsor with a contract to purchase Substitute Securities pursuant to Section 3.11.

       "(g) The Trustee shall cause to be delivered to the Sponsor within a reasonable period of time after the end of each calendar year, a certificate of the Trustee as to the Additional Securities received by the Trustee for deposit in the Trust Fund and the number of Units issued in exchange therefor, during the calendar year. Within a reasonable time after receipt of such certificate, the Sponsor shall acknowledge in writing the receipt of such certificate and shall certify it as complete and correct or shall indicate to the Trustee in writing any differences between the Sponsor's records of the Securities transactions and the issuance of Units and Trustee's certificate.

       "(h) The Trustee shall have no responsibility or liability for any loss or depreciation resulting from any purchase made pursuant to the Sponsor's instructions and in the absence thereof shall have no duty to purchase any securities. The Trustee shall have no responsibility or liability for maintaining the composition of the Trust Fund.

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       "(j) The Sponsor may direct the Trustee, with part or all of the proceeds from the sale of Securities, to the extent not required for redemption of Units, to purchase one or more debt obligations for deposit in the Trust, provided that each such debt obligations (1) is an 'Eligible Security' as defined in paragraph (a)(5) of Rule 2a-7 pursuant to the Investment Company
  Act of 1940 or in the opinion of the Sponsor has comparable credit characteristics, and (2) has a fixed final maturity date no later than the next Distribution Day. The proceeds from the maturity of any said debt obligation shall be distributed to Holders on said Distribution Day."

  (l) For purposes of Section 3.11(b), the term "25%" shall be replaced by "10%".

  (m)  Section 3.11(d) shall be deleted and replaced by the following paragraph:

       "(d) The Replacement Securities must be deposited into the Trust Fund within 110 days of the date of deposit of the Failed Contract Securities."

  (n)  Article THREE shall be amended to add a new Section 3.16 as follows:

       SECTION 3.16.  Foreign Exchange Transactions.  The Sponsor shall direct
                      -----------------------------
  the Trustee with respect to the circumstances under which foreign exchange transactions are to be entered into and with respect to the method whereby calculation of U.S. dollar equivalents for purpose of net asset value computations or otherwise are to be made, in order to convert amounts receivable in respect of Securities in foreign currencies into U.S. dollars.

  (o) Section 5.02 shall be amended in its entirety to read as follows:

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

       "SECTION 5.02.  Redemption of Units.  (a) A Holder may tender Units for
                       -------------------
redemption on any weekday (a 'Tender Day') which is not one of the following:
New Year's Day, Washington's Birthday, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day or Christmas; provided that any
                                                            --------
tender received after the Evaluation Time or received on a day which is not a Tender Day shall be deemed to be made as of the next succeeding Tender Day. Any Unit tendered by a Holder or his duly authorized attorney for redemption at the Trustee's Office (effected by tender of such documents as the Trustee shall reasonably require and, in the case of certificated Units, by the related Certificate) shall be redeemed and canceled by the Trustee on the third Business Day following the Tender Day (the 'Redemption Date').
                                  -----------------

       "(b) Subject to deduction of any tax or other governmental charges due thereon, redemption is to be made by payment of cash equal to the Unit Value as of the Evaluation Time next following the tender plus any Accrued Income per Unit from, and including, the day next following such Evaluation Time to, but not including, the day of payment to the redeeming Holder, multiplied by the number of Units being redeemed (the 'Redemption Price'). The portion of the
                                     ----------------
Redemption Price representing the pro rata share of the cash on hand in the Income Account and such Accrued Income shall be withdrawn from the Income Account to the extent funds are available for such purpose. The balance of the Redemption Price, including Accrued Income to the extent unavailable in the Income Account, shall be withdrawn from the Capital Account to the extent that funds are available for such purpose; if the available balance in the Capital Account shall be insufficient, the Trustee shall sell Securities from among those designated for such purpose by the Sponsors on the current list as provided in subsection (d) below, in such amounts as shall be necessary for the purposes of such redemption; provided, however, that no amount in the Capital
                             --------  -------
Account may be used for any redemption unless the Sponsor so directs in writing. Instead, Units shall be redeemed by the Trustee's segregating on the books of the Trust those Securities selected from among those designated on such current list by the Sponsor for the account of the Holder (to the extent the value thereof is equal to the Redemption Price (less any cash distributed from the Income and Capital Accounts as directed by the Sponsor)). The Trustee shall sell the Securities, any portion of which have been segregated as provided below, or collect the redemption proceeds thereof and distribute such sale or redemption proceeds (1) to the Holder, to the extent described in the immediately preceding sentence, and (2) to the Capital Account, to the extent of any balance of the sale or redemption proceeds; provided that if the Sponsor
                                                --------
contemplates any further deposit of Additional Securities into the Trust in accordance with Section 3.06, the Securities to be segregated shall be selected by the Sponsor so as to maintain, to the extent practicable, the proportionate relationship among the number of shares and any other interests of each Security then existing. In the event that funds are withdrawn from the Capital Account or Securities are sold for payment of any portion of the Redemption Price representing

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Accrued Income, the Capital Account shall be reimbursed when sufficient funds are available in the Income Account. As used in this Section 5.02, 'Accrued Income shall mean net accrued but unpaid interest on Securities or interest earned on Funds deposited for purchase of Securities as provided in Section 3.06(i) and with respect to Common Stocks, net dividends declared but unpaid but, except as otherwise instructed by the Sponsor, only for the period commencing three Business Days prior to the record date therefor and ending on the date received by the Trustee.

       "(c) A Holder who satisfies any requirements specified in such Prospectus for in-kind redemption may, in lieu of redeeming Units in the manner provided in subsection (b) above, redeem Units and request that a distribution in kind be made by the Trustee to the Distribution Agent of (1) Securities (the 'Securities
                                                                      ----------
Distribution') equal to the fractional undivided interest represented by each
------------
Unit in all Securities in the Trust to the extent of the Unit Value of the Units redeemed plus (2) an amount in cash (the 'Cash Distribution') equal to the Unit
                                          -----------------
Value less the value of the Securities Distribution, determined as of the Evaluation Time next following the tender, multiplied by the number of Units being redeemed (such Securities Distribution and Cash Distribution in the aggregate being referred to herein as the 'Redemption Distribution'). In making
                                           -----------------------
a Cash Distribution to the Distribution Agent the Trustee shall withdraw the Holder's pro rata share of the cash in the Income Account and Capital Account from such accounts to the extent that funds are available for such purpose.

      "Upon receipt of a Redemption Distribution the Distribution Agent shall hold such distribution for the account of the tendering Holder. Securities shall be held in the name of the Distribution Agent or its nominee and cash shall be held in a non-interest bearing account. Upon receipt of proper instructions from the tendering Holder, the Distribution Agent shall deliver the Redemption Distribution pursuant to such directions (except that if any securities received are available only in book entry form, unless the tendering Holder designates an agent to hold such securities in its name which agent is, or clears through, a member of the depository for those securities, the Distribution Agent shall sell those securities and distribute the cash proceeds, net of transaction costs, if any) as soon as practical, as directed by such tendering Holder upon payment of such reasonable fees set by the Trustee or the Distribution Agent to cover the cost of delivery, including costs for shipping, handling and insurance.

       "Notwithstanding anything herein to the contrary, in the event that any such tender of Units pursuant to this Section 5.02(c) would result in the disposition, by the Trustee or the Distribution Agent, of less than a whole Security, the Trustee or Distribution Agent shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsor as required to make
such cash   available.

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

  "(d) From time to time or at the request of the Trustee, the Sponsor shall deliver to the Trustee and maintain a current list of Securities to be sold upon the redemption of Units. Once Units have been tendered for redemption, the Sponsor shall designate which of such Securities are to be sold. In connection therewith, the Sponsor may specify the minimum number of shares of any or other interest in Securities to be sold at any one time and the date and manner in which such sale is to be made by the Trustee. If the Sponsor fails to deliver such a list or designate Securities to be sold, the Trustee, in its sole discretion, may, or may hire an agent to, establish a current list of Securities for such purposes and designate which Securities are to be sold. In connection with any sale of Securities pursuant to this Section 5.02, the Sponsor shall furnish the Trustee with any documents necessary for the transfer of such Securities or compliance with transfer restrictions, if any, on such Securities.

       "(e) The Trustee shall, when selling Securities, use its reasonable best efforts to secure the best price obtainable for the Trust taking into account any minimum number of shares or other interest in or value limitations on sales that have been specified by the Sponsor. The Trustee shall place orders with brokers (which may include the Sponsor and its affiliates) or dealers with which it may reasonably expect to obtain the most favorable price and execution of orders.

       "In the event that it is necessary to sell any Securities other than by the above means, and if the Sponsor shall so direct in writing accompanied by any documents necessary to transfer such Securities or to comply with transfer restrictions, if any, on such Security, the Trustee shall transfer any such Securities to a participation trust with a trustee selected by the Sponsor (which may include the Trustee, but the Trustee shall have no obligation to act as such and may receive additional compensation for so acting) to be governed by a trust indenture in exchange for certificates of participation in such trust and shall then sell such certificates of participation in the manner directed by the Sponsor. The Trustee shall be entitled to receive such written notice and may act in reliance thereon. In the event that the moneys received upon the sale of such certificates exceeds the amount needed to pay the Redemption Price, the Trustee shall credit such excess to the Capital Account or the Income Account, as appropriate, in proportion to the amounts that represent the principal and accrued interest on the Security transferred to such participation trust. Sales of certificates of participation in any such trust by the Trustee shall be made in such manner as the Sponsor shall determine should realize the best price for the Trust.

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

       "In the event that funds are withdrawn from the Capital Account or Securities are sold for payment of any portion of the Redemption Price representing Accrued Income, the Capital Account shall be reimbursed when sufficient funds are available in the Income Account.

       "(f) The Trustee may, in its discretion, and shall when so directed by the Sponsor in writing, suspend the right of redemption or postpone the date of payment of the Redemption Price beyond the Redemption Date (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings; (2) for any period during which (as determined by the Securities and Exchange Commission by rule, regulation or order) (A) trading on the New York Stock Exchange is restricted or (B) an emergency exists as a result of which disposal by the Trust of Securities is not reasonably practicable or it is not reasonably practicable fairly to determine the Trust Value; or (3) for such other periods as the Securities and Exchange Commission may by order permit. Subject to Section 22 of the Investment Company Act, the right of redemption shall terminate upon the earlier of the Termination Date or the giving of notice of termination to Holders by the Trustee pursuant to Section 9.01.

       "(g) Not later than the close of business on the day of tender of a Unit for redemption by a Holder other than the Sponsor, the Trustee shall notify the Sponsor of such tender. The Sponsor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second Business Day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment for such Unit by the Sponsor to the Trustee on behalf of the Holder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Holder. So long as the Sponsor is maintaining a bid in the secondary market at no less than the Redemption Price, the Sponsor will repurchase any Unit so tendered to the Trustee for redemption. Any Unit purchased by the Sponsor from the Trustee may at the option of the Sponsor be tendered to the Trustee for redemption in the manner provided in subsection (a) of this Section 5.02. The Trustee is hereby irrevocably authorized in its discretion, but without obligation, in the event that the Sponsor does not elect to purchase any Unit tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Sponsor for redemption, in lieu of redeeming such Unit, to sell such Unit in the over-the-counter market for the account of the tendering Holder at a price which will return to the Holder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Price which such Holder would otherwise be entitled to receive on redemption pursuant to this Section 5.02. The Trustee shall pay to the Holder the net proceeds of any such sale no later than the day the Holder would otherwise be entitled to receive payment of the Redemption Price hereunder.

       "(h) Neither the Sponsors, the Trustee nor any Distribution Agent shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.02."

  (p) The second and third sentences of Section 4.01 are amended to read as follows:

  "If the Securities are listed on a national securities exchange, The Nasdaq National Market ('NASDAQ') or foreign securities exchange, the evaluation shall be determined on the basis of the closing sales price on that exchange or NASDAQ (unless the Trustee deems such price inappropriate as a basis for valuation) or, if there is no closing sale price on that exchange or NASDAQ, at the mean between the closing bid and asked prices. If the Securities are not listed or, if so listed and the principal market therefor is other than on that exchange or NASDAQ, the evaluation shall be based on the mean between the closing bid and asked prices of such Securities on the over-the-counter market (unless the Trustee deems such prices inappropriate as a basis for valuation), or if bid and asked prices are not available for any Securities, (i) on the basis of the mean between the current bid and asked prices for comparable securities; (ii) by determining the value of the Securities at the mean between the bid and asking side of the market by appraisal or (iii) by any combination of the above."

  (q) The following paragraphs shall be added at the conclusion of Section 4.01:

  "With respect to any Security which is not listed on a national exchange or NASDAQ National Market System, the Sponsor and the Trustee shall, from time to time, designate one or more reporting services or other sources of information on which the Trustee shall be authorized to rely in evaluating such Security, and the Trustee shall have no liability for any errors contained in the information so received. The cost thereof shall be an expense reimbursable to the Trustee from the Income and Capital Accounts.

  "Until otherwise directed by the Sponsor, the Trustee shall, with respect to South African Breweries, Ltd. ADR, (i) purchase, as directed by the Sponsor, for deposit in the Trust, shares of the underlying common stock evidenced by the ADR, (ii) value such Security for purposes of Section 4.01 at the value of the underlying common stock on the exchange on which it is principally traded (currently the London Stock Exchange) and (iii) shall liquidate the ADR by causing it to be converted to the underlying common stock and selling the same."

  (r) Section 5.01(a) shall be amended to read as follows:

       "(a) As of the Evaluation Time (x) on each December 31 and June 30 (or the last Business Day prior thereto) commencing with the first such day which is more than six months after the date of the Reference Trust Indenture, (y) on any business day as of the Evaluation Time next following the tender of any Unit for redemption, and (z) on any other business day desired by it, the Trustee shall:

       (1)  Add

            (A) cash on hand in the Trust Fund, other than cash held specially for the purchase of Contract Securities,

            (B) the aggregate value of each issue of Securities other than Contract Securities, and

            (C) any interest and dividends receivable on stocks trading ex dividend, and

            (D) amounts representing organizational expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, plus

            (E) all other assets of the Trust; and

       (2)  Deduct

            (A) amounts representing any applicable taxes or governmental charges payable out of the Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,

            (B) amounts representing estimated accrued fees and expenses of the Trust Fund including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), the Sponsor and of counsel pursuant to Section 3.10, and

            (C) cash allocated for distribution to Holders of record, or redemption of Units, as of a date prior to the evaluation then being made.

       The resulting figure is herein called a 'Trust Fund Evaluation'. Until the Sponsor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to Section 3.06, the Sponsor shall provide the Trustee estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 10.02 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of Additional Securities. For purposes of calculating the Trust Fund Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses and Units as having been paid and issued, respectively, on the date of the Reference Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expenses (and of any liability
                    --- ----
for advances made by the Trustee for the payment thereof) based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Sponsor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of Additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses,respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof."

  (s)  Section 5.03 and all references thereto are deleted.

  (t) For purposes of Section 7.03 the amount per year as compensation for the Sponsor is hereby specified as the amount set forth under Investment Summary in the Prospectus as Sponsor's Annual Fee.

  (u) Section 8.01(b) shall be amended by adding the following to the clause ending prior to the proviso beginning in the seventh line:

       "or in respect of any evaluation which it is required to make, or required or permitted to have made by others under this Indenture, or otherwise."

  (v) Section 8.01 shall also be amended as follows:

       In paragraph (e), the word "sub-custodians," shall be inserted following the word "attorneys," each time it appears.

       Paragraph (g)(2) shall be amended to read as follows:

       "(2) The liquidation amount referred to in clause (1) shall be (i) $5,000,000 unless and until deposits to the Trust Fund exceed $50,000,000 in asset value, and (ii) thereafter $20,000,000."

  (w) Section 8.01 shall be amended to add a new paragraph (j) as follows:

       "(j)  All provisions of paragraphs (b), (c), (d), (e) and (h) of this
  Section 8.01 shall be deemed to apply to the Distribution Agent as fully and to the same extent as the Trustee.

  (x) Section 8.05(d) shall be amended to add the following sentence in lieu of that added at the conclusion of such paragraph by the Amendment dated June 27, 1994:

  The provisions of this paragraph shall be deemed to apply to the Distribution Agent in respect of any loss, liability or expense arising out of or in connection with such Agent's actions hereunder to the same extent as such provisions apply to the Trustee with respect to its acceptance and administration of the Trust.

  (y) For purposes of Section 8.05, the amount per year specified as compensation for the Trustee is hereby specified as the amount set forth under Investment Summary in the Prospectus as Trustee's Annual Fee.


  (z) For purposes of Section 9.01, the Termination Date shall be the date specified in the Prospectus under Mandatory Termination of Trust in the Investment Summary.

  (zi)  Section 10.02, shall be amended to read as follows:

       "Section 10.02.  Initial Cost.  To the extent not borne by the Sponsor,
        ----------------------------
  the expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to a Trust, SEC and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, shall be borne by the Trust, provided, however,
                                                           --------  -------
  that the liability of the Sponsor for any such initial costs, fees and expenses shall not, except with respect to deposits of Additional Securities, include any fees, costs or other expenses incurred in connection herewith after the execution of this Indenture. Such expenses shall be paid from the Income Account or, to the extent funds are not available in such Account, from the Capital Account. To the extent the funds in the Income and Capital Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 10.02, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Capital Account in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less priory payments on account of such advances, if any), and the provisions of Section 8.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the expenses paid and amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (1)(D) of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Reference Trust Agreement and to accrue at a daily rate over the first eleven (11) months of the Fund; provided, however,
                                                            --------
  that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.


  This Indenture shall be deemed effective when executed and delivered by the Sponsor and the Trustee.